Exhibit 10.5
[English Translation — Original in Hebrew]
[Verint Letterhead]
31 July 2006
To,
Industrial Research & Development Administration
The Office of the Chief Scientist
Ministry of Industry and Trade
POB 2197
Jerusalem
Dear Sir,
Re:     Deed of Undertaking — Arrangement for the Payment of Royalties
1.
We hereby inform you that we approve the arrangement for payment of royalties prescribed by the Royalties Regulation Committee under the Encouragement of Industrial Research and Development (Rate of Royalties and Rules for Payment) Regulations, 5756-1996 (hereinafter: the “Regulations”). Under this Arrangement, Verint Systems Ltd. (the “Company”) shall pay the sum of USD 25,828,017 in New Israeli Shekels according to the official exchange rate of today, July 31 2006.

2.
We declare and undertake to fulfill all of the provisions of the Industrial Research and Development Law 5744-1984 (hereinafter: the “Law”), and the provisions of the Regulations, including the provisions regarding the transfer of know-how and manufacturing outside of the State of Israel, as set forth in Section 19A and 19B of the Law. We acknowledge that according to these provisions there may be situations whereby we may be subject to “Additional Royalties” as set forth in the Regulations.

3.	We undertake to pay the royalties prescribed to us, on time.

4.
It is clear to us that this arrangement applies to grants given to the Company prior to the date of submission of the application for an arrangement for the payment of royalties. In the event that we are given additional grants under the Law in the future, the rules set out in the Law regarding such shall apply, including the duty to pay royalties on such.

5.
Notwithstanding the provisions of paragraph 4 above, with regard to grants given to our Company as per the directive from the Director General of the Ministry of Industry and Trade, entitled “Support of Long-Term R&D of Companies with Large R&D Investments”, the specific rules applying to that track shall apply.

Sincerely,

Verint Systems Ltd.